Exhibit 10.16

ON-GOING PURCHASE AGREEMENT

This agreement, made the 26th day of April 2005, by and between Shopsmith Inc. (hereinafter called the Seller), and Great Lakes Financial, LLC (hereinafter called the Buyer).

1.	I consideration of $1,138,721.37, the Seller hereby sells, assigns, transfers and conveys to the Buyer, all those revolving contracts, credit agreements, invoices, indebtedness, or other obligations and any instruments securing same (herein called Receivables) which are listed in Schedule A attached hereto and made part hereof, except any thereof which shall have been paid to the Seller in full on or after 4/25/05. The above purchase price shall be payment for all records and files relating to said Receivables.

2.	With respect to the above Receivables, the Seller warrants that:

a.	It has complied with all applicable federal, state and local laws and regulations, including but not limited to all applicable fair lending laws and regulations.

b.	It owns outright and has full title to all Receivables, free and clear of all claims, liens, pledges and other encumbrances of any kind whatsoever.

c.	It has full power and authority to sell, assign, transfer and convey the Receivables to the Buyer, and all other necessary proceedings on the part of the Seller have been duly taken to authorize the sale.

d.	All of the Receivables, together with any instruments securing the same, were made for valuable considerations and now constitute valid and legally enforceable obligations of the respective persons shown as indebted thereon. All payments shown on the records relating to the Receivables were made on the date indicated on the said records and were actually made by the persons shown as indebted with respect to the Receivables.

e.	There are no claims or defenses with respect to the Receivables, including but not limited to set-offs, counterclaims, right of cancellation, lack of consideration, fraud, forgery and alteration.

f.	The amounts shown on Schedule A or any other data provided by Seller to Buyer to be owing and unpaid on the respective Receivables represent the true and correct outstanding balances thereon at the date of this Agreement.

g.	The information concerning the Receivables and the security therefore and the person shown indebted thereon which has been furnished by the Seller to the Buyer is correct.

h.	All taxes of any nature or description whatsoever relating to the Receivables have been paid in full.

i.	There are no judgements against Seller or any pending litigation, suit, or claim which could become a lien against the Receivables.

j.	The Receivables represent less than 75% of the Sellers total assets as of the date of this Agreement.

Seller agrees that if any warranty herein is breached (other than a breach of subparagraph (j) or if any claim of defense is asserted against Buyer arising out of any Receivable, Seller will repurchase such Receivable on demand for the then unpaid balance due thereon, and Seller further agrees to reimburse Buyer for any and all damages and costs which Buyer may sustain as a result of Seller’s breach of any warranty herein.

3.	It is understood that certain customers of Seller whose Receivables are sold and transferred to Buyer hereunder, have in effect policies of credit life and/or accident and health insurance in connection with their accounts, and/or property insurance on property given as security for these accounts, which, in the event of cancellation by prepayment or otherwise, may result in a refund of unearned premium to the insured obligator. In this connection, Seller shall make all refunds and handle all claims. If any policies must be cancelled as a result of this transaction, Seller will cooperate with Buyer in sending any required notices to customers.

4.	It is hereby agreed that the Buyer does not assume or incur and shall not in any manner become liable for any debt, obligation, or liability of the Seller.

5.	Seller consents to permit Buyer to advise the debtors who are obligated on the Receivables that it has purchased such Receivables and that all payments thereon should be made to the Buyer. Seller agrees to report the transfer of each Receivable from Seller to Buyer to all credit bureaus to which it reports account information on the Receivables.

6.	Seller hereby constitutes and appoints Buyer the true and lawful attorney-in-fact of the Seller with full power of revocation and substitution in the name and stead of the Seller, but on behalf of and for the benefit of the Buyer, to do any and all of the following:

a.	To endorse the name of the Seller upon checks, drafts, notes, powers and other forms of exchange received in payment on any of the Receivables.

b.	To demand, collect, and receive any and all of the Receivables, to enforce any of the rights in respect thereof, to give receipts and releases for and in respect of the same, to do all acts necessary to perfect in Buyer’s name any liens or security interests in real or personal property held as security for the Receivables by the Seller.

c.	To institute and prosecute in the name of the Seller or otherwise at the expense and for the benefit of the Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise which Buyer, its successors or assigns, may deem proper for the collection and enforcement of any claim or right of any kind hereby granted, bargained, sold, assigned and transferred.

7.	Seller further agrees that any payments received by the Seller on said Receivables that have not been posted prior to computation of the Purchase Price shall be turned over and delivered to the Buyer at the time of consummation of this Agreement, or the Buyer may deduct from the aggregate purchase price the amount of any such payments. If such payments are received by Seller after this Agreement is consummated. Seller shall immediately turn them over to Buyer.

8.	The purchase and sale contemplated by this Agreement may be subject to the approval of certain regulatory authorities, and if so, Seller agrees to obtain such approval prior to the date of closing; otherwise, this Agreement shall be void at Buyer’s sole option.

9.	It is understood that the Receivables covered by this Agreement have been pledged to N/A (Lender) to secure a portion of Seller’s indebtedness to Lender. It is also understood that in lieu of paying the amounts specified in paragraph 1 above to Seller, Buyer shall pay such amount by check jointly to Seller and lender in partial satisfaction of Seller’s indebtedness to Lender, and Seller will make arrangements to procure the release (including reassignment of individual Receivables deemed necessary to Buyer to effectuate said release) of the Receivables pledged to Lender in a manner and form satisfactory to Buyer and will insure their physical delivery to Buyer at the date of closing; otherwise, this Agreement shall be void at Buyer’s sole option.

10.	Buyer and Seller contemplate that Seller may offer additional obligations for sale to Buyer in the future. If Buyer agrees to pay such additional obligations, the purchase and sale shall be in accordance with the terms and conditions of this Agreement and shall be evidenced by a Short Form Purchase Agreement in substantially the form attached hereto as Exhibit A.

Shopsmith, Inc. (Seller)	Great Lakes Financial LLC (Buyer)

By: /s/ Mark May	By: /s/ Larry Katzovitz

Title: VP	Title:

Exhibit A

Short Form Purchase Agreement

Seller: Shopsmith

Buyer: Great Lakes Financial, LLC

Date: 4/26/05

Number of Receivables Purchased/Sold: 614

Purchase Price: $ 1,138,721.37

Reserve Holdback (if any) $ 0

Payment to Seller: $ 1,138,721.37

This purchase and sale is made pursuant to the terms and conditions of Purchase Agreement made 4/26/05, between Buyer and Seller, which is incorporated into this Short Form Purchase Agreement by reference, except that the Receivables purchased and sold pursuant to this Short Form Purchase Agreement are identified at Schedule A attached to this Short Form Purchase Agreement.

Shopsmith, Inc. (Seller)	Great Lakes Financial LLC (Buyer)

By: /s/ Mark May	By: /s/ Larry Katzovitz

Title: VP	Title: